Exhibit 10.1

SCHEDULE
to the
ISDA® 2002 MASTER AGREEMENT

dated as of March 21, 2018

between NextEra Energy US Partners Holdings, LLC, a limited liability company organized under the laws of the State of Delaware, (“Party A”) and Bank of America, N.A., a national banking association organized under the laws of the United States of America (“Party B”).

PART 1

Termination Provisions

In this Agreement:

(1)    “Specified Entity” means not applicable.

(2)    “Specified Transaction” will have the meaning specified in Section 14 of this Agreement except that such term is amended by adding on the eleventh line after “or sale” the words “, or transfer”.

(3)    The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B; however, Section 5(a)(vi) shall be amended by (i) deleting the phrase “or becoming capable at such time of being declared” from clause (1) of such Section 5(a)(vi), and (ii) inserting the following proviso at the end thereof: “provided, however, that notwithstanding the foregoing, an Event of Default shall not occur if, as demonstrated to the reasonable satisfaction of the other party, (a) the failure to pay or deliver is a failure to pay or deliver caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay.”

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement (except that such term shall not include obligations in respect of deposits received in the ordinary course of a party's banking business).

(4)    “Threshold Amount” means, with respect to Party A, the greater of (i) USD 50,000,000 (or its equivalent in any other currency or currencies) and (ii) 3% shareholder’s equity of NextEra Energy Partners, LP (as shown in its most recently published unaudited financial statements, and with respect to Party B, three percent (3%) of its shareholder’s equity (as shown in its most recently published audited financial statements).

(5)    The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and Party B, amended as follows:

“‘Credit Event Upon Merger’ shall mean that a Designated Event (as defined below) occurs with respect to a party, any Credit Support Provider of the party or any applicable Specified Entity (any such party or entity, “X”), and such Designated Event does not constitute an event described in Section 5(a)(viii) but the creditworthiness of X, or, if applicable, the successor, surviving or transferee entity of X, is materially weaker than that of X immediately prior to such event. In such case the Affected Party shall be the party with respect to which, or with respect to the Credit Support Provider or Specified Entity of which, the Designated Event occurred, or, if applicable, the successor, surviving or transferee entity of such party. The occurrence of a Designated Event with respect to Party A will not be deemed a “Credit Event Upon Merger” provided that either (i) NextEra Energy, Inc. retains the authority, directly or indirectly, to Control Party A, or (ii) a wholly-owned, indirect subsidiary of NextEra Energy, Inc. operates Party A’s or its subsidiaries’ assets or facilities, and the Credit Support Documents supporting Party A’s obligations hereunder remain in effect. For purposes hereof, a “Designated Event” means that, after the date hereof:

(i)	X consolidates, amalgamates with or merges with or into, or transfers all or substantially all its assets to, or receives all or substantially all the assets or obligations or, another entity;

(ii)	a Change of Control of Party A; or

(iii)
Any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X.

For the avoidance of doubt, the occurrence of Designated Event (ii) herein shall be an Event of Default with respect to Party A only.

“Control,” “Controls,” or “Controlled” means for purposes of this Section the power, directly or indirectly, to direct or cause the direction of the management and policies of X, whether by contract or otherwise, or ownership of the voting securities or interests of X.

“Change of Control” means, with respect to Party A, a transfer of ownership interests in Party A following which NextEra Energy, Inc., a Florida corporation, does not Control Party A.”

(6)    The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or to Party B.

(7)    “Termination Currency” means United States Dollars.

(8)    Additional Termination Event. It shall constitute an Additional Termination Event hereunder, in respect of which Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions if at any time the obligations of Party A with respect to Transactions hereunder are not secured equally and ratably and on a pari passu basis with the senior secured obligations of Party A.

PART 2

Tax Representations

(1)    Payer Representations. For the purposes of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; except that it shall not be a breach of this representation where reliance is placed on Clause (ii) above and the other party does not deliver a form, document or certificate under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(2)    Payee Representations. For the purposes of Section 3(f), each of Party A and Party B makes the representations specified below, if any:

(i)    The following representation will apply to Party A:

(1)    It is a disregarded entity for U.S. federal income tax purposes and organized under the laws of the State of Delaware. It is wholly owned by NextEra Energy Operating Partners, LP (“Regarded Entity”) for U.S. federal income tax purposes, a partnership organized under the laws of Delaware.

(2)    Regarded Entity is a “U.S. person” (as that term is used in1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(ii)    The following representation will apply to Party B:

(1)    Party B is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M) and its federal taxpayer identification number is 94-1687665.
(2)    Party B is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

PART 3

Documents to be Delivered

For the purpose of Section 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

Party Required To Deliver Document	Form/Document/ Certificate	Date By Which To Be Delivered
Party A and Party B	Each party agrees to complete, execute and deliver to the other party, a valid United States Internal Revenue Service Form W-9 or any successor of such form.
Upon execution of this Agreement and thereafter promptly upon reasonable demand and promptly upon learning that any such forms previously provided to the other party have become obsolete, incorrect or ineffective.

Other documents to be delivered are:

Party Required to Deliver Document	Form/Document/ Certificate	Date By Which To Be Delivered	Covered By Section 3(d) Representation
Each party and its Credit Support Provider, as applicable.
Certified copies of all documents evidencing necessary corporate or equivalent authorizations and approvals regarding execution, delivery and performance of this Agreement, any Credit Support Document and any Confirmation.
		Upon execution of this Agreement.	Yes.
Each party and its Credit Support Provider, as applicable.	Certificate of Authority and specimen signatures of individuals executing this Agreement and any Credit Support Document.	Upon execution of this Agreement.	Yes.

Party Required to Deliver Document	Form/Document/ Certificate	Date By Which To Be Delivered	Covered By Section 3(d) Representation
Each party and its Credit Support Provider, as applicable.	A duly executed copy of each Credit Support Document.
Within 10 Local Business Days after the execution of this Agreement with respect to a Guaranty to be provided by a party and within 5 Local Business Days after the execution of this Agreement with respect to the Joinder Agreement to the Intercreditor and Collateral Agency Agreement.
Yes.
Each party.
Audited annual financial statements of (i) NextEra Energy Operating Partners, LP, so long as NextEra Energy Operating Partners, LP is preparing audited annual financial statements, or NextEra Energy Partners, LP to the extent that NextEra Energy Operating Partners, LP is not preparing audited annual financial statements, in the case of Party A, and (ii) Party B, for each fiscal year.

As soon as practicable after demand but in no event later than 120 days after the end of each fiscal year of such party if such financial statement is not available on “EDGAR” or such party’s internet home page.
Yes.
Each party.
Unaudited financial statements of (i) NextEra Energy Operating Partners, LP, so long as NextEra Energy Operating Partners, LP is preparing unaudited financial statements, or NextEra Energy Partners, LP to the extent that NextEra Energy Operating Partners, LP is not preparing audited annual financial statements, in the case of Party A, and (ii) Party B, for each quarter.

As soon as practicable after demand but in no event later than 60 days after the end of each fiscal quarter of such party if such financial statement is not available on “EDGAR” or such party’s internet home page.

PART 4

Miscellaneous

(1)    Payments:

(i)    Calculation Agent. The Calculation Agent is Party B unless an Event of Default in respect of Party B has occurred and is then continuing in which case the Calculation Agent shall be a recognized dealer designated in good faith by Party A to be the Calculation Agent. All calculations made by the Calculation Agent may be independently confirmed by the other party at its sole discretion. Following any such designation of an alternate Calculation Agent, if no Event of Default in respect of

Party B is then continuing, the Calculation Agent shall again be Party B. In the event that the parties’ initial calculations are inconsistent and the amount owed is disputed, the undisputed amount will be used to determine the payment obligations and, if then due, to be paid by the relevant party pending resolution of the calculation dispute. The parties will resolve the calculation dispute in good faith and the parties will promptly true up the payment amount to reflect the resolution of the calculation dispute. The failure of a party to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(ii)    Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement.

(2)    Offices. The provisions of Section 10(a) will apply to this Agreement.

(3)    Multibranch Party. For the purpose of Section 10:

(i)    Party A is not a Multibranch Party.

(ii)    Party B is a Multibranch Party and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office or such other Office as may be agreed to by the parties in connection with a Transaction.

(4)    GOVERNING LAW; JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH WILL APPLY). SECTION 13(b)(i)(2) OF THE AGREEMENT IS HEREBY AMENDED BY DELETING “NON-” WHEREVER IT APPEARS BEFORE THE WORD “EXCLUSIVE”. SECTION 13(b)(i)(2) IS HEREBY AMENDED BY ADDING “AND” TO THE END THEREOF AFTER THE SEMICOLON. SECTION 13(b)(ii) IS HEREBY AMENDED BY DELETING “AND” FROM THE END THEREOF. SECTION 13(b)(iii) OF THE AGREEMENT ISS HEREBY DELETED.

(5)    WAIVER OF JURY TRIAL. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY JUDICIAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION (AS DEFINED IN THIS AGREEMENT) AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS AGREEMENT.

(6)    LIMITATION OF LIABILITY. NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE OR STRICT LIABILITY) TO ANY OTHER PARTY; PROVIDED, HOWEVER, THAT NOTHING IN THIS PROVISION SHALL AFFECT THE ENFORCEABILITY OF SECTION 6(e) OF THIS AGREEMENT OR THE OBLIGATION TO PAY ANY AMOUNT REQUIRED PURSUANT TO SECTION 6(e) OF THIS AGREEMENT. IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

(7)    [Intentionally Omitted].

(8)    Process Agent. For the purpose of Section 13(c) of the Agreement:

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(9)    Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

The address for notices or other communications to Party A is:

Name: NextEra Energy US Partners Holdings, LLC
All Notices:
c/o NextEra Energy Partners GP, Inc. Street: 700 Universe Blvd.
City: Juno Beach, FL Zip: 33408
Attn: Treasury Phone: (561) 694-6204 Facsimile: (561) 694-3707 Duns: 08-043-9970 Federal Tax ID Number: 30-0815488

Address for notices or communications to Party B:-

Bank of America Merrill Lynch 1133 Avenue of the Americas 42nd Floor, NY1-533-42-01 New York, NY 10036-6710 Attention: Agreements & Documentation Facsimile No.: (212) 548-8622

With a copy to the following address:-

Email: dg.dg_gmg_cid_fax_notices@bofasecurities.com

(10)    Credit Support Document. Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a “Credit Support Document”:

(i)    in respect of Party A:

(a)	A Guaranty dated as of the date hereof by NextEra Energy Operating Partners, LP in favor of Party B as beneficiary thereof (the “NEOP Guaranty”) in the form attached hereto as Exhibit I.

(b)
A Guaranty dated as of the date hereof by NextEra Energy Partners, LP in favor of Party B as beneficiary thereof (the “NEP Guaranty”) in the form attached hereto as Exhibit I, until such time that NextEra Energy Operating Partners, LP provides annual, audited financial statements at which time the NEP Guaranty shall cease to be a Credit Support Document.

(c)
Intercreditor and Collateral Agency Agreement, dated as of April 28, 2015, by and among Bank of America, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent for the Credit Agreement Lenders, and each Senior Creditor and Additional Senior Debt Agent/Trustee that becomes a party thereto after the date thereof, and that certain Joinder Agreement, dated as of the date hereof, from Party B and acknowledged by Bank of America, N.A., as Collateral Agent in the form attached hereto as Exhibit I-C.

(ii)    in respect of Party B: Not applicable.

(11)    Credit Support Provider. Credit Support Provider shall mean:

(i)    In respect of Party A: Nextera Energy Partners, LP and NextEra Energy Operating Partners, LP until such time that NextEra Energy Operating Partners, LP provides annual, audited financial statements at which time NextEra Energy Partners, LP. will cease to be a Credit Support Provider.

(ii)    In respect of Party B: Not applicable.

(12)    Absence of Litigation. Section 3(c) of this Agreement is hereby amended by adding the words “in any material respect” to the end of the section.

(13)    No Agency. The provisions of Section 3(g) will apply to this Agreement.

(14)    ISDA Definitions. This Agreement, each Confirmation, and each Transaction are subject to, and will be governed in all respects by, the 2006 ISDA Definitions, as such definitions may otherwise be amended, supplemented, replaced or modified from time to time as published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”). The ISDA Definitions are incorporated by reference herein, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. Unless otherwise specified in a Confirmation, any capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the ISDA Definitions (except that references to “Swap Transactions” in the definitions will be deemed to be references to “Transactions”).

(15)    Inconsistency. In the event of any inconsistency between the provisions of this Agreement and the ISDA Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of the Credit Support Documents, if any, and the ISDA Definitions, the Credit Support Documents will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the ISDA Definitions, the Confirmation will prevail for the purpose of the relevant Transaction.

(16)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(1) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(17)    [Intentionally Omitted]

(18)    [Intentionally Omitted]

PART 5

Other Provisions

(1)    Consent to Telephone Recording. Each party hereby agrees (i) that the other party or its agents may electronically record all telephone conversations between officers or employees of the consenting party and the officers or employees of the other party who quote on, agree to, or otherwise discuss terms of the Agreement, Transactions or potential Transactions on behalf of the party and (ii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings, subject to applicable rules of discovery and evidence. The parties shall be legally bound from the time they so agree to terms of a Transaction and may each rely thereon.

Failure by any party to send, or the other party to return, an executed Confirmation shall not invalidate any Transaction agreed to by the parties in a telephone conversation.

(2)    Counterparts. The parties hereby amend Section 9(e) by revising the header to read “Counterparts, Copies and Confirmations” and adding the following as a new subsection (iii): “(iii) Copies of this Agreement and any Confirmation (and each amendment, modification and waiver in respect of it) are deemed acceptable and may be used in lieu of originals for all purposes, including, but not limited to admissibility, authenticity or other purposes related to legal proof.”

(3)    Confirmation of a Transaction. The parties hereby amend Section 9(e)(ii) by adding the following sentences at the end thereof:

“Party B shall promptly send a Confirmation to Party A after the relevant Trade Date. Party A will promptly thereafter confirm the accuracy of the Confirmation by signing such Confirmation or request the correction of such Confirmation within such time period as required by applicable law and the rules and regulations promulgated thereunder. The parties shall in good faith make reasonable efforts to resolve any disputes. A failure by a party to issue a Confirmation shall not prejudice or invalidate the terms of the relevant transaction governed by the Agreement. The parties agree that a Confirmation shall not modify the general terms and conditions of this Master Agreement (e.g. Events of Default, representations and warranties, set-off, etc.) but rather shall only set forth the commercial terms for the Transaction documented by such Confirmation (e.g., the notional volume, Fixed Price, Floating Price, etc.).”

(4)    GAAP. Section 3(d) of the Agreement is amended by adding in the last printed line thereof after the word “respect” and before the period following:

“or, in the case of audited or unaudited financial statements, fairly present the financial condition of the relevant party in accordance with generally accepted accounting principles in the country in which such entity is organized and on a basis consistent with that of the audited annual financial statements of such entity for its prior fiscal year.”

(5)    Additional Representation: will apply. For the purpose of Section 3 of this Agreement the following will constitute Additional Representations:

“(g)    Relationship between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that:

(i)    Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)    Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)    Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(h)    Eligible Contract Participant. It, and its Credit Support Provider, if any, constitutes an “eligible contract participant” as such term is defined in the Commodity Exchange Act, as amended (7 U.S.C.A. Section 1a(18)).

(i)    No Plan Assets. Party A represents and warrants to Party B (which representation and warranty will be deemed to be repeated by Party A at all times until the termination of this Agreement and will be deemed a representation and agreement for all purposes of this Agreement, including without limitation Sections 3, 4, 5(a)(ii) and 5(a)(iv)) that the assets of Party A do not and will not constitute the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended or a “Plan” within the meaning of Section 4975(e)(i) of the Internal Revenue Code of 1986.

(j)    Municipal Advisor Rule. Party A hereby represents, and will be deemed to represent at all times until the termination of the Agreement, that it is not, and does not act on behalf of, either a “municipal entity” or “obligated person” (in each case as defined in Section 15B of the Securities Exchange Act of 1934 and the rules adopted by the SEC with respect to municipal advisor registration).

(6)    Bankruptcy Issues. The parties intend that (i) all Transactions constitute a ‘forward contract’ within the meaning of the United States Bankruptcy Code (the ‘Bankruptcy Code’) or a ‘swap agreement’ within the meaning of the Bankruptcy Code; (ii) all payments made or to be made by one party to the other party pursuant to this Agreement constitute ‘settlement payments’ within the meaning of the Bankruptcy Code; (iii) all transfers of Posted Credit Support by one party to the other party under this Agreement constitute ‘margin payments’ within the meaning of the Bankruptcy Code; and (iv) this Agreement constitutes a ‘master netting agreement’ within the meaning of the Bankruptcy Code.

(7)    Trading Facility. Each Transaction that is not executed or traded on a ‘trading facility’, as defined in Section 1(a)(33) of the Commodity Exchange Act, is subject to individual negotiation by the parties.

(8)    [Intentionally Omitted]

(9)    Existing Transactions. In the event that the parties have entered into Transactions prior to the date of this Agreement (collectively, the “Prior Transactions”) and each Transaction fails by its terms to expressly apply the terms and conditions of another form of agreement or alternatively to exclude application of this Agreement, the parties agree that all such Prior Transactions shall constitute Transactions under and be governed by this Agreement. To the extent of any conflict between the terms and provisions of the Prior Transactions and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

(10)    Expenses. Each of Party A and Party B shall be responsible for its own costs and expenses (including the fees and expenses of its legal counsel) incurred in the preparation, review, execution and delivery of the Agreement, any Credit Support Document, any Confirmation and all other related documents executed on the date hereof.

(11)    Termination. If no Transactions (or any present or future payments obligations, contingent or otherwise, thereunder) are outstanding under this Agreement, either party may terminate this Agreement upon thirty (30) days prior written notice to the other party.

(12)    Limitation of Rate. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the Default Rate, Non-default Rate, Termination Rate, or Applicable Deferral Rate exceed the Highest Lawful Rate. For purposes hereof, “Highest Lawful Rate” shall mean, with respect to each party, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the subject indebtedness under the law applicable to such party.

(13)    Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 1, 2, 5, or 6 (or any definition or provision in Section 14 to the extent it relates to, or is used in connection with any such Section) shall be so held to be invalid or unenforceable. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(14)    Consent to Regulatory Disclosure.

(i)    Each party hereby consents to the disclosure of information:

(A)    to the extent required by the provisions of any CFTC rule or regulation and the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any applicable law (“Reporting Regulation”), which mandate reporting and/or retention of transaction and similar information or to the extent required by any order or directive in relation to (and including) such Reporting Regulation regarding reporting and/or retention of transaction and similar information issued by any authority or body or agency in accordance with which the other party is required to act (“Reporting Requirements”); and

(B)    to and between the other party’s head office, branches or Affiliates, or any persons or entities who provide services to such other party or its head office, branches or Affiliates, in each case, in connection with such Reporting Requirements. Each party acknowledges that pursuant to the relevant Reporting Regulation, regulators require reporting of trade data to increase market transparency and enable regulators to monitor systemic risk to ensure safeguards are implemented globally.

(ii)    Each party acknowledges that:

(A)    disclosures made pursuant to this Part 5(14) may include, without limitation, the disclosure of trade information including a party’s identity (by name, address, corporate affiliation, identifier or otherwise) to any trade repository registered or recognized in accordance with the relevant Reporting Regulation, including CFTC Rule published on September 1, 2011 with respect to Swap Data Repositories (76 FR 54538) or one or more systems or services operated by any such trade repository (“TR”) and any relevant regulators (including without limitation, the U.S. Commodity Futures Trading Commission or other U.S. regulators in the case of trade reporting under applicable U.S. laws, or other applicable laws, under the Reporting Regulation;

(B)    such disclosures could result in certain anonymous transaction and pricing data becoming available to the public; and

(C)    for purposes of complying with regulatory reporting obligations, a party may use a third party service provider to transfer trade information into a TR and any such TR may engage the services of a global trade repository regulated by one or more governmental regulators, provided that such regulated global trade repository and any third party service provider is each subject to confidentiality obligations with respect to such trade information;

(iii)    For the avoidance of doubt, (A) to the extent that applicable non-disclosure, confidentiality, bank secrecy, data privacy or other law imposes non-disclosure requirements on transaction and similar information required to be disclosed as contemplated herein but permits a party to waive such requirements by consent, the consent and acknowledgements provided herein shall be a consent by each party for purposes of such law; (B) any agreement between the parties to maintain confidentiality of information contained herein or in any non-disclosure, confidentiality or other agreement shall continue to apply to the extent that such agreement is not inconsistent with the disclosure of information in connection with the Reporting Requirements as set out herein; and (C) nothing herein is intended to limit the scope of any other consent to disclosure separately given by each party to the other party.

(15)    Change of Account. The following proviso is inserted at the end of Section 2(b) after “change”:

“; provided that if such new account shall not be in the same jurisdiction having the power to tax as the original account, the party not changing its account shall not be obliged to pay any greater amounts and shall not receive less as a result of such change than would have been the case if such change had not taken place.”

IN WITNESS WHEREOF the parties have executed this Agreement through their authorized representatives with effect from the date specified on the first page of this Schedule.

NextEra Energy US Partners Holdings, LLC		Bank of America, N.A.

By:	PAUL CUTLER	By:	ANA MORALES GILLARD

Name:	Paul I. Cutler	Name:	Ana Morales Gillard

Title:	Treasurer	Title:	Director

Date:	March 21, 2018	Date: